Exhibit 99.1

Acushnet Holdings Corp. Announces
Fourth Quarter and Full Year 2016 Financial Results,
Commences Quarterly Cash Dividend

Fourth Quarter and Full Year 2016 Financial Results(1)

•                  Fourth quarter net sales of $329.8 million, up 3.0% year over year, or 1.3% in constant currency

•                  Full year net sales of $1,572.3 million, up 4.6% year over year, or 4.5% in constant currency

•                  Fourth quarter net loss attributable to Acushnet Holdings Corp. of $0.2 million, up $20.3 million year over year

•                  Full year net income attributable to Acushnet Holdings Corp. of $45.0 million, up $46.0 million year over year

•                  Fourth quarter Adjusted EBITDA of $38.1 million, up 28.9% year over year

•                  Full year Adjusted EBITDA of $228.4 million, up 6.4% year over year

Quarterly Cash Dividend

•                  Declares first quarterly cash dividend of $0.12 per share; $8.9 million on an aggregate quarterly basis

FAIRHAVEN, MA — March 22, 2017 — Acushnet Holdings Corp. (NYSE: GOLF) (“Acushnet”), a global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three and twelve months ended December 31, 2016.

Wally Uihlein, Acushnet President and CEO, said, “2016 was a good year for Acushnet Holdings as we continued to execute on our proven strategy and strengthen our relationships with dedicated golfers and trade partners.  We are pleased with how our team delivered solid revenue and Adjusted EBITDA growth in a year highlighted by industry right-sizing.  We are also encouraged by indications that the industry long-term metrics appear to be stabilizing.  Looking forward, we feel very good about our market position and opportunity for continued success.”

Uihlein continued, “We are confident in our strategy and ability to execute into the future.  Our Board of Directors shares this confidence and today declared our first quarterly cash dividend of $0.12 per share.”

(1)                                 All figures in this release reflect certain immaterial revenue adjustments made for periods during 2016. See Schedule A for the impact of the adjustments.

David Maher, Acushnet COO, said, “Our businesses continued to deliver solid performance over the course of 2016, driven in part by our focus on accelerating growth and share gains outside of the United States.  Globally, we saw annual growth in the key business segments of golf clubs, golf wear and golf gear capped by the successful fourth quarter introduction of the 917 drivers and fairways and the strong momentum of the new FootJoy PRO/SL shoe.  Entering a new golf ball cycle, we launched the new Pro V1 and Pro V1x in January of 2017 and we are very pleased with the enthusiastic golfer reception and broad tour adoption worldwide.”

Summary of Fourth Quarter 2016 Financial Results

	Three months ended December 31,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
(in millions)
Net sales	$329.8	$320.2	$9.5	3.0%	$4.1	1.3%
Net loss attributable to Acushnet Holdings Corp.	$(0.2)	$(20.4)	$20.3	NM
Adjusted EBITDA	$38.1	$29.6	$8.6	28.9%

Consolidated net sales increased by 3.0%, or by 1.3% on a constant currency basis:

•                  19.2% increase in net sales (15.5% increase on a constant currency basis) of Titleist golf clubs as a result of strong demand for the new model 917 drivers and fairways launched in the fourth quarter of 2016 and continued growth in Vokey wedges and Scotty Cameron putters introduced in the first quarter of 2016; offset by lower sales of irons and hybrids that were launched in the fourth quarter of 2015

•                  9.5% decrease in net sales (10.1% decrease on a constant currency basis) in FootJoy golf wear across all categories primarily as a result of the off-course U.S. retail channel disruption caused by the bankruptcy of Golfsmith International Holdings LP

•                  5.9% decrease in net sales (6.2% decrease on a constant currency basis) of Titleist golf balls primarily as a result of the off-course U.S. retail channel disruption and the fact that our Pro V1 and Pro V1x balls are in the second year of their two-year product cycle

Consolidated net sales in the United States decreased by 3.6% primarily as a result of the off-course U.S. retail channel disruption.  Acushnet posted year-on-year gains in net sales in regions outside the United States of 9.6%  — on a constant currency basis, such net sales would have increased by 6.2%, with Japan up 14.3%, Korea up 10.5% and EMEA up 8.8%.

Net income (loss) attributable to Acushnet improved by $20.3 million to a loss of $0.2 million (compared to a loss of $20.4 million) primarily due to the recognition of a loss in the fourth quarter of 2015 of $13.8 million on the fair value measurement of the common stock warrants and lower interest expense in the fourth quarter of 2016.

Adjusted EBITDA increased by 28.9% primarily as a result of higher income from operations.  Adjusted EBITDA margin increased to 11.6% for the fourth quarter from 9.2% for the prior year period.

Summary of Full Year 2016 Financial Results

	Year ended December 31,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
(in millions)
Net sales	$1,572.3	$1,503.0	$69.3	4.6%	$67.2	4.5%
Net income attributable to Acushnet Holdings Corp.	$45.0	$(1.0)	$46.0	NM
Adjusted EBITDA	$228.4	$214.7	$13.7	6.4%

Consolidated net sales for full year 2016 increased by 4.6%, or 4.5% on a constant currency basis:

•                  11.0% increase in net sales (9.8% increase on a constant currency basis) of Titleist golf clubs reflecting strong demand for the new Vokey wedges launched in the first quarter of 2016, new drivers and fairways launched in the fourth quarter of 2016 and Scotty Cameron putters launched in the first quarter of 2016

•                  3.4% increase in net sales (3.6% increase on a constant currency basis) of FootJoy golf wear across all categories

•                  5.3% increase in net sales (5.5% increase on a constant currency basis) of Titleist golf gear driven by sales volume growth in all categories

•                  4.0% decrease in net sales (3.7% decrease on a constant currency basis) of Titleist golf balls as a result of the off-course U.S. retail channel disruption caused by the bankruptcy of The Sports Authority, Inc. and Golfsmith International Holdings LP and the fact that our Pro V1 and Pro V1x balls are in the second model year

Consolidated net sales in the United States decreased by 0.1%, impacted by the off-course U.S. retail channel disruption.  Acushnet posted year-on-year gains in regions outside the United States, increasing net sales by 10.1% — on a constant currency basis, such net sales would have increased by 9.8%, with Japan up 7.6%, Korea up 24.4% and EMEA up 9.9%.

Net income attributable to Acushnet increased to $45.0 million, up $46.0 million year over year.  This increase was primarily a result of higher income from operations, lower losses on the fair value of the common stock warrants and lower interest expense, which were offset in part by higher income tax expense.

Adjusted EBITDA increased by 6.4% primarily as a result of higher income from operations.  Adjusted EBITDA margin increased to 14.5% for the year ended December 31, 2016 from 14.3% for the prior year.

Liquidity and Capital Resources

As of December 31, 2016, we had:

•                  unrestricted cash of $76.1 million (including $13.0 million attributable to our FootJoy golf shoe joint venture)

•                  availability under our revolving credit facility of $224.9 million and availability under our local credit facilities of $60.2 million.

Commences Quarterly Cash Dividend

Acushnet Holdings board of directors today declared the first quarterly cash dividend in an amount of $0.12 per share of common stock. The dividend will be payable on April 19, 2017, to stockholders of record on April 5, 2017. The number of shares currently outstanding is 74,451,977.

2017 Outlook

•                  Consolidated net sales are expected to be in the range of $1,565 to $1,595 million in 2017.

•                  Consolidated net sales on a constant currency basis are expected to increase by 1.8% to 3.7% in 2017 when compared to 2016.

•                  Adjusted EBITDA is expected to be in the range of $220 to $230 million in 2017.

Investor Conference Call

Acushnet will hold a conference call at 8:30 am (Eastern Time) on March 22, 2017 to discuss the financial results and host a question and answer session.  A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir.  A replay archive of the webcast will be available shortly after the call concludes.

About Acushnet Holdings Corp.

We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission - to be the performance and quality leader in every golf product category in which we compete - has remained consistent since we entered the golf ball business in 1932.  Today, we are the steward of two of the most revered brands in golf — Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands.  Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements

This release includes forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. These forward-looking statements are included throughout this release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our anticipated consolidated net sales, consolidated net sales on a constant currency basis and adjusted EBIDTA. We use words like “guidance,” “outlook,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this release.

The forward-looking statements contained in this release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Certain of these factors and other cautionary statements are included in this release or in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in our Prospectus dated October 27, 2016 and filed with the SEC pursuant to Rule 424(b) as updated by our periodic reports subsequently filed with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

MEDIA CONTACT:

Joy Murphy, ICR

AcushnetPR@icrinc.com

ACUSHNET HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2016	2015	2016	2015

Net sales	$329,761	$320,216	$1,572,275	$1,502,958
Cost of goods sold	161,767	154,663	773,550	727,120
Gross profit	167,994	165,553	798,725	775,838
Operating expenses
Selling, general and administrative	144,370	146,766	600,804	604,018
Research and development	13,508	11,954	48,804	45,977
Intangible amortization	1,651	1,651	6,608	6,617
Restructuring charges	857	1,643	1,673	1,643
Income from operations	7,608	3,539	140,836	117,583
Interest expense, net	5,832	12,201	49,908	60,294
Other (income) expense, net	317	15,151	1,706	25,139
Income (loss) before income taxes	1,459	(23,813)	89,222	32,150
Income tax (benefit) expense	213	(4,652)	39,707	27,994
Net income (loss)	1,247	(19,161)	49,515	4,156
Less: Net income attributable to non-controlling interests	(1,426)	(1,275)	(4,503)	(5,122)
Net income (loss) attributable to Acushnet Holdings Corp.	(179)	(20,436)	45,012	(966)
Dividends paid to preferred shareholders	(1,158)	(8,045)	(11,576)	(8,045)
Accruing of cumulative dividends	—	4,571	—	(5,740)
Allocation of undistributed earnings to preferred Shareholders	—	4,231	(10,247)	—
Net income (loss) attributable to common shareholders	$(1,336)	$(19,679)	$23,189	$(14,751)

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	December 31,
(in thousands, except share and per share amounts)	2016	2015

Assets
Current assets
Cash ($12,958 and $10,029 attributable to the FootJoy golf shoe joint venture (“JV”))	$76,058	$54,409
Restricted cash	3,082	4,725
Accounts receivable, net	177,506	192,384
Inventories ($14,633 and $15,755 attributable to the FootJoy JV)	323,289	326,359
Other assets	84,596	93,646
Total current assets	664,531	671,523
Property, plant and equipment, net ($10,709 and $11,147 attributable to the FootJoy JV)	239,748	254,894
Goodwill ($32,312 and $32,312 attributable to the FootJoy JV)	179,241	181,179
Identifiable intangible assets, net	489,988	499,494
Deferred income taxes	130,416	132,265
Other assets ($2,642 and $2,738 attributable to the FootJoy JV)	32,247	19,618
Total assets	$1,736,171	$1,758,973
Liabilities and Equity
Current liabilities
Short-term debt	$42,495	$39,064
Current portion of long-term debt	18,750	402,640
Accounts payable ($10,397 and $10,250 attributable to the FootJoy JV)	87,608	89,869
Payables to related parties	—	12,570
Accrued taxes	41,962	29,432
Accrued compensation and benefits ($780 and $1,035 attributable to the FootJoy JV)	224,230	111,390
Accrued expenses and other liabilities ($4,121 and $4,516 attributable to the FootJoy JV)	47,063	70,626
Total current liabilities	462,108	755,591
Long-term debt and capital lease obligations	348,348	394,511
Deferred income taxes	7,452	7,112
Accrued pension and other postretirement benefits ($1,946 and $2,303 attributable to the FootJoy JV)	135,339	119,549
Accrued equity appreciation rights	—	145,384
Other noncurrent liabilities ($3,368 and $2,841 attributable to the FootJoy JV)	14,101	12,284
Total liabilities	967,348	1,434,431

Series A redeemable convertible preferred stock, $.001 par value, no shares authorized at December 31, 2016 and 1,838,027 shares authorized at December 31, 2015; no shares issued and outstanding at December 31, 2016 and 1,838,027 shares issued and outstanding at December 31, 2015	—	131,036
Equity
Common stock, $.001 par value, 500,000,000 shares authorized at December 31, 2016 and 78,193,494 shares authorized at December 31, 2015; 74,093,598 shares issued and outstanding at December 31, 2016 and 21,821,256 shares issued and outstanding at December 31, 2015	74	22
Additional paid-in capital	880,576	309,110
Accumulated other comprehensive loss, net of tax	(90,834)	(67,234)
Retained deficit	(53,951)	(81,647)
Total equity attributable to Acushnet Holdings Corp.	735,865	160,251
Noncontrolling interests	32,958	33,255
Total equity	768,823	193,506
Total liabilities and equity	$1,736,171	$1,758,973

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
(in thousands)	2016	2015
Cash flows from operating activities
Net income	$49,515	$4,156
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	40,834	41,702
Unrealized foreign exchange gain (loss)	(2,347)	2,933
Amortization of debt issuance costs	3,378	5,157
Amortization of discount on bonds payable	3,963	4,142
Change in fair value of common stock warrants	6,112	28,364
Share-based compensation	14,494	2,033
Loss on disposals of property, plant and equipment	170	401
Deferred income taxes	7,849	2,188
Changes in operating assets and liabilities	(18,780)	754
Cash flows provided by operating activities	105,188	91,830
Cash flows from investing activities
Additions to property, plant and equipment	(19,175)	(23,201)
Receivables from related parties	(919)	—
Cash flows used in investing activities	(20,094)	(23,201)
Cash flows from financing activities
Increase (decrease) in short-term borrowings, net	(3,941)	7,890
Repayment of senior term loan facility	(30,000)	—
Proceeds from term loan facility	375,000	—
Repayment of secured floating rate notes	(375,000)	(50,000)
Proceeds from exercise of common stock warrants	34,503	34,503
Repayment of bonds	(34,503)	(34,503)
Debt issuance costs	(6,606)	—
Dividends paid on Series A redeemable convertible preferred stock	(17,316)	(13,747)
Dividends paid to noncontrolling interests	(4,800)	(4,200)
Cash flows used in financing activities	(62,663)	(60,057)
Effect of foreign exchange rate changes on cash	(2,425)	(3,205)
Net increase in cash	20,006	5,367
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	59,134	53,767
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of year	$79,140	$59,134

ACUSHNET HOLDINGS CORP.
Supplemental Net Sales Information (Unaudited)

Fourth Quarter Net Sales by Segment

	Three months ended December 31,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
	(in thousands)
Titleist golf balls	$98,572	$104,758	$(6,186)	(5.9)%	$(6,493)	(6.2)%
Titleist golf clubs	119,821	100,494	19,327	19.2%	15,579	15.5%
Titleist golf gear	21,375	24,228	(2,853)	(11.8)%	(3,190)	(13.2)%
FootJoy golf wear	71,273	78,755	(7,482)	(9.5)%	(7,936)	(10.1)%

Fourth Quarter Net Sales by Region

	Three months ended December 31,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
	(in thousands)
United States	$154,122	$159,891	$(5,769)	(3.6)%	$(5,769)	(3.6)%
EMEA	32,867	33,642	(775)	(2.3)%	2,949	8.8%
Japan	63,788	48,516	15,272	31.5%	6,952	14.3%
Korea	41,999	37,447	4,552	12.2%	3,935	10.5%
Rest of world	36,985	40,720	(3,735)	(9.2)%	(3,941)	(9.7)%
Total sales	$329,761	$320,216	$9,545	3.0%	$4,126	1.3%

Year Ended Net Sales by Segment

	Year ended December 31,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
	(in thousands)
Titleist golf balls	$513,899	$535,465	$(21,566)	(4.0)%	$(19,956)	(3.7)%
Titleist golf clubs	430,966	388,304	42,662	11.0%	38,082	9.8%
Titleist golf gear	136,208	129,408	6,800	5.3%	7,055	5.5%
FootJoy golf wear	433,061	418,852	14,209	3.4%	15,112	3.6%

Year Ended Net Sales by Region

	Year ended December 31,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
	(in thousands)
United States	$804,516	$805,470	$(954)	(0.1)%	$(954)	(0.1)%
EMEA	210,088	201,106	8,982	4.5%	19,940	9.9%
Japan	219,021	182,163	36,858	20.2%	13,833	7.6%
Korea	175,956	144,956	31,000	21.4%	35,426	24.4%
Rest of world	162,694	169,263	(6,569)	(3.9)%	(1,017)	(0.6)%
Total sales	$1,572,275	$1,502,958	$69,317	4.6%	$67,228	4.5%

ACUSHNET HOLDINGS CORP.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with general accepted accounting principles in the United States (“GAAP”).  However, this release includes the non-GAAP financial measures of net sales in constant currency and Adjusted EBITDA. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

We use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and for forecasting our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.

Adjusted EBITDA represents net income (loss) attributable to Acushnet Holdings Corp. plus income tax expense, interest expense, depreciation and amortization, the expenses relating to the Acushnet Company Equity Appreciation Rights Plan, as amended (the “EAR Plan”), share-based compensation expense, a one-time executive bonus, restructuring charges, plant start-up costs, certain transaction fees, indemnification expense (income) from our former owner Beam Suntory, Inc. (formerly known as Fortune Brands, Inc.) (“Beam”), gains (losses) on the fair value of our common stock warrants, certain other non-cash gains, net and the net income relating to noncontrolling interests in our FootJoy golf shoe joint venture. We define Adjusted EBITDA in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement. Consolidated EBITDA is used in our credit agreement at the Acushnet Company level for purposes of certain material terms, including (i) determining the applicable margin used to determine the interest rate per annum of outstanding borrowings and commitment fees for revolving commitments, (ii) calculating certain financial ratios used in financial maintenance covenants that require compliance on a quarterly basis, (iii) determining our ability to incur additional term loans or increases to our new revolving credit facility and (iv) determining the availability of certain baskets and the ability to enter into certain transactions.

We present Adjusted EBITDA as a supplemental measure because it excludes the impact of certain items that (i) we do not consider indicative of our ongoing operating performance, (ii) that relate to our acquisition of Acushnet Company, our operating subsidiary, from Beam on July

29, 2011 (the “Acquisition”) or (iii) that relate to our historical capital structure that will no longer be relevant after the closing of this offering. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business. Adjusted EBITDA is also used as a financial performance measure for purposes of determining the vesting of equity awards that were granted under our Acushnet Holdings Corp. 2015 Omnibus Incentive Plan.

We also believe Adjusted EBITDA provides useful information to investors regarding (i) our consolidated operating performance, (ii) our capacity to service debt, (iii) the applicable margin used to determine the interest rate per annum of outstanding borrowings and commitment fees for revolving commitments and (iv) our capacity to incur additional debt and utilize certain baskets and enter into transactions that may otherwise be restricted by our credit agreement. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between different periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income (loss) attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, or affected by similar non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

The following table presents reconciliations of net income (loss) attributable to Acushnet to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015

Net income (loss) attributable to Acushnet Holdings Corp.	$(179)	$(20,436)	$45,012	$(966)
Income tax expense (benefit)	213	(4,652)	39,707	27,994
Interest expense, net	5,832	12,201	49,908	60,294
Depreciation and amortization	10,279	10,135	40,834	41,702
EAR Plan(a)	6,987	12,726	6,047	45,814
Shared-based compensation(b)	7,371	—	14,494	5,789
One-time executive bonus(c)	—	—	7,500	—
Restructuring charges(d)	857	1,643	1,673	1,643
Transaction fees(e)	4,905	1,476	16,817	2,141
Beam indemnification expense (income)(f)	467	1,438	(2,174)	(3,007)
(Gains) losses on the fair value of our common stock warrants(g)	—	13,829	6,112	28,364
Other non-cash (gains) losses, net	(61)	(82)	(592)	(169)
Nonrecurring expense (income)(h)	—	—	(1,467)	—

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Net income attributable to noncontrolling interests(i)	1,426	1,275	4,503	5,122
Adjusted EBITDA	$38,097	$29,553	$228,374	$214,721
Adjusted EBITDA margin(j)	11.6%	9.2%	14.5%	14.3%

(a)                                 Reflects expenses related to the anticipated full vesting of Equity Appreciation Rights (“EARs”) granted under our EAR Plan and the remeasurement of the liability at each reporting period based on the then-current projection of our common stock equivalent value (as defined in the EAR Plan). See “—Critical Accounting Policies and Estimates—Share-Based Compensation” in our Prospectus dated October 27, 2016 and filed with the SEC pursuant to Rule 424(b).  All outstanding EARs under the EAR Plan vested as of December 31, 2015. The EAR Plan expired on December 31, 2016 and the outstanding EAR liability of $151.5 million was settled in full by a cash payout to participants during the first quarter of 2017.

(b)                                 For the year ended December 31, 2016, reflects compensation expenses with respect to equity-based grants under the 2015 Omnibus Incentive Plan which were made in 2016.  For the year ended December 31, 2015, reflects compensation expense associated with the exercise of substitute stock options by an executive which were granted in connection with the Acquisition. All such stock options have been exercised.

(c)                                  In the first quarter of 2016, our President and Chief Executive Officer was awarded a cash bonus in the amount of $7.5 million as consideration for past performance.

(d)                                 Reflects restructuring charges incurred in connection with the reorganization of certain of our operations in 2016 and 2015.

(e)                                  Reflects certain fees and expenses we incurred in 2016 and 2015 in connection with our initial public offering and legal fees incurred in both years relating to a dispute arising from the indemnification obligations owed to us by Beam in connection with the Acquisition.

(f)                                   Reflects the non-cash charges related to the indemnification obligations owed to us by Beam that are included when calculating net income (loss) attributable to the Company.

(g)                                  Fila Korea Co., Ltd. exercised all of our outstanding common stock warrants in July 2016 and we used the proceeds from such exercise to redeem all of our outstanding 7.5% bonds due 2021.

(h)                                 Reflects legal judgment in favor of us associated with the Beam value-added tax dispute recorded in other (income) expense.

(i)                                     Reflects the net income attributable to the interest that we do not own in our FootJoy golf shoe joint venture.

(j)                                    Adjusted EBITDA margin measures our Adjusted EBITDA as a percentage of sales.

A reconciliation of non-GAAP Adjusted EBITDA, as forecasted for 2017, to the closest corresponding GAAP measure, net income (loss), is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility of certain charges that may impact our GAAP results on a forward-looking basis, such as the measures and effects of share based compensation and adjustments related to the indemnification obligations owed to us by Beam.

ACUSHNET HOLDINGS CORP.
Schedule A: Impact of accounting adjustments
on the fourth quarter and full year 2016

During the fourth quarter of 2016, the Company made the following two immaterial revenue adjustments:

(1)                                Revenue related to shipments of trial clubs in the United States was previously recognized at the time of shipment. Now, such revenue is recognized at the time of customer acceptance.

(2)                                Commissions paid on consignment sales at certain retail locations in Korea were recorded as a reduction of revenue. Now, such commission expense is recorded in SG&A.

The Company assessed the impact of these adjustments and concluded that they were not material, individually or in the aggregate. However, to facilitate comparisons in future periods, the Company has decided to make these adjustments for periods within 2016.  The Company did not make the corresponding adjustments for 2015 or prior. Presented below is the impact of the adjustments on the fourth quarter and full year 2016.

(dollars in thousands)(unaudited)

Consolidated statements of income	Year ended December 31, 2016 as prepared prior to accounting adjustments	Trial Clubs	Korea Retail	Year ended December 31, 2016 as Reported
Net Sales	$1,556,235	—	$16,040	$1,572,275
Cost of goods sold	773,550	—	—	773,550
Gross profit	782,685	—	16,040	798,725
Selling, general and administrative expense	584,764	—	16,040	600,804
Income from operations	140,836	—	—	140,836
Income before income taxes	89,222	—	—	89,222
Income tax provision	39,708	—	—	39,708
Net income	49,515	—	—	49,515
Net income attributable to Acushnet Holdings Corp.	45,012	—	—	45,012

(dollars in thousands)(unaudited)

Consolidated statements of income	Three months ended December 31, 2016 as prepared prior to accounting adjustments	Trial Clubs	Korea Retail	Three months ended December 31, 2016 as Reported
Net Sales	$320,887	$3,434	$5,440	$329,761
Cost of goods sold	159,427	2,340	—	161,767
Gross profit	161,460	1,094	5,440	167,994
Selling, general and administrative expense	138,930	—	5,440	144,370
Income from operations	6,514	1,094	—	7,608
Income before income taxes	365	1,094	—	1,459
Income tax provision	(170)	383	—	213
Net income	536	711	—	1,247
Net loss attributable to Acushnet Holdings Corp.	(890)	711	—	(179)